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As filed with the Securities and Exchange Commission on August 30, 2002

Registration No. 333-67424

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 7 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SILICON IMAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0396307
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1060 East Arques Avenue
Sunnyvale, California 94085
(408) 616-4000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

David D. Lee
President and Chief Executive Officer
Silicon Image, Inc.
1060 East Arques Avenue
Sunnyvale, California 94085
(408) 616-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David K. Michaels, Esq.
Andrew Y. Luh, Esq.
Fenwick & West LLP
Two Palo Alto Square
Palo Alto, CA 94306
(650) 494-0600

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 7 to the Registration Statement on Form S-3 is to file Exhibit 5.01 and Exhibit 23.02.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. Normal commission expenses and brokerage fees are payable individually by the selling stockholders. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$7,524
Nasdaq National Market filing fees	65,000
Legal and accounting fees and expenses	150,000
Miscellaneous	2,476

Total	$225,000

ITEM 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the "Securities Act").

        As permitted by the Delaware General Corporation Law, the Registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to the Registrant or its stockholders;
  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
  •
  under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or
  •
  for any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, the Registrant's bylaws provide that:

  •
  the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;
  •
  the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and
  •
  the rights conferred in the Bylaws are not exclusive.

        In addition, the Registrant has entered into indemnity agreements with each of its current directors and officers. These agreements provide for the indemnification of officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant. The indemnification provision in the Bylaws, and the form of indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act.

        The Registrant has also obtained directors' and officers' insurance to cover its directors, officers and some of its employees for certain liabilities, including public securities matters.

        The Underwriting Agreement relating to the Registrant's initial public offering, effected pursuant to a registration statement on Form S-1 (File No. 333-83665), provides for indemnification by the underwriters of the Registrant and its directors and officers for certain liabilities under the Securities Act of 1933, or otherwise.

        Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

  1.
  Form of Underwriting Agreement (incorporated by reference to Exhibit 1.01 to the Registrant's registration statement on Form S-1 (File No. 333-83665), declared effective October 5, 1999 (the "Form S-1")).
  2.
  Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.03 to the Form S-1).
  3.
  Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.05 to the Form S-1).
  4.
  Form of Indemnity Agreement entered into between the Registrant and its directors and officers (incorporated by reference to Exhibit 10.01 to the Form S-1).

ITEM 16.    Exhibits.

        The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number		Exhibit Title
4.01		Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.03 to the Form S-1).
4.02		Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.05 to the Form S-1).
4.03		Form of Specimen Certificate for the Registrant's common stock (incorporated herein by reference to Exhibit 4.01 to the Form S-1).
4.04		Third Amended and Restated Investors Rights Agreement dated July 29, 1998, as amended October 15, 1998 (incorporated herein by reference to Exhibit 4.04 to the Form S-1).
4.05	*	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Registrant.
5.01		Opinion of Fenwick & West LLP.
23.01		Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02		Consent of Independent Accountants.
24.01	*	Power of Attorney.

*
Previously filed.

ITEM 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that: (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this August 30th, 2002.

SILICON IMAGE, INC.
By:	/s/ DAVID D. LEE David D. Lee Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID D. LEE David D. Lee	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 30, 2002
/s/ ROBERT G. GARGUS Robert G. Gargus	Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 30, 2002
* David A. Hodges	Director	August 30, 2002

Keith McAuliffe	Director

Andrew S. Rappaport	Director
* Ronald V. Schmidt	Director	August 30, 2002
* Douglas C. Spreng	Director	August 30, 2002
*By:	/s/ DAVID D. LEE
David D. Lee Attorney-in-fact

EXHIBIT INDEX

Exhibit Number		Exhibit Title
4.01		Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.03 to the Form S-1).
4.02		Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.05 to the Form S-1).
4.03		Form of Specimen Certificate for the Registrant's common stock (incorporated herein by reference to Exhibit 4.01 to the Form S-1).
4.04		Third Amended and Restated Investors Rights Agreement dated July 29, 1998, as amended October 15, 1998 (incorporated herein by reference to Exhibit 4.04 to the Form S-1).
4.05	*	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Registrant.
5.01		Opinion of Fenwick & West LLP.
23.01		Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02		Consent of Independent Accountants.
24.01	*	Power of Attorney.

*
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. Other Expenses of Issuance and Distribution.
  ITEM 15. Indemnification of Directors and Officers.
  ITEM 16. Exhibits.
  ITEM 17. Undertakings.
SIGNATURES
EXHIBIT INDEX